UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SILVERADO FINANCIAL INC.
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                 (Name of small business issuer in its charter)


            NEVADA                                             86-0824125
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(State or other jurisdiction of                           (I.R.S. Employer or
  incorporation organization)                              Identification No.)


                       1475 SOUTH BASCOM AVENUE, SUITE 210
                           CAMPBELL, CALIFORNIA 95003
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               (Address of principal place of business) (zip code)

                            SILVERADO FINANCIAL, INC.
     Year 2004 Employees, Directors and Consultants Stock Compensation Plan
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                            (Full title of the plan)

                              Nevada Agency & Trust
                              Attention: Leah Finke
                        50 West Liberty Street, Suite 800
                               Reno, Nevada 89501
                            Telephone: (775) 322-0626
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            (Name, address and telephone number of agent for service)

                                         CALCULATION OF REGISTRATION FEE

========================= =================== ======================= ======================= =======================
Title of Each Class of                          Proposed Maximum        Proposed Maximum
   Securities to be         Amount to be       Offering Price per      Aggregate Offering           Amount of
      Registered             Registered               Share              Price per Share      Registration Fee (1)
========================= =================== ======================= ======================= =======================
   Common Stock Par           2,000,000               $0.17               $340,000 (2)                43.08
  Value - $0.001 per
         Share
========================= =================== ======================= ======================= =======================

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on the average of February 2, 3, 4, 5 and 6, 2004 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Silverado Financial, Inc. - Year 2004 Employees and Consultants Stock Compensation Plan (the "Plan").

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December 31, 2002.

(2) The Registrants Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.

(3) The Registrants Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003.

(4) The Registrants Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

(5)  All other reports filed by the Registrant  with the Commission  pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

(6) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgments, penalties, fines, settlements and reasonable expenses actually incurred.

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

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

*5.1  Opinion and Consent of William O'Neal, Attorney at Law
*10.1 Silverado Financial,  Inc. - Year 2004 Officers,  Directors, Employees and
      Consultants Stock Compensation Plan
*23.2 Consent of James C. Marshall, CPA, P.C (* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

(1)  to file, during any period in which it offers or sells  securities,  a post
     effective   amendment  to  this  registration   statement  to  include  any
     prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Campbell, State of California, on the dates indicated

SILVERADO FINANCIAL INC.
Date:    February 24, 2004

 By: /S/ JOHN E. HARTMAN
------------------------------------------
         John E. Hartman
         President and Director
         (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Date:    February 24, 2004 By: /S/ JOHN E. HARTMAN
         John E. Hartman
         Director
         (Principal Executive Officer)

Date:    February 24, 2004 By: /S/ Albert Golusin
         Albert Golusin
         Director
         (Principal Accounting Officer)

Date:    February 24, 2004 By: /S/ sean radetich
         Sean Radetich
         Director

Date:    February 24, 2004 By: /S/ Robert G. KrushNIsky
         Robert G. Krushnisky
         Director


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